                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF GATEWAY 2000, INC.

             Name                       Jurisdiction of Incorporation   Stockholder
             ----                       -----------------------------   -----------
Dakotaland Services, Inc.                         Delaware              Gateway 2000, Inc.

Gateway 2000 Aviation, Inc.                       Delaware              Gateway 2000, Inc.

Gateway 2000 Country Stores, Inc.                 Delaware              Gateway 2000, Inc.

Gateway 2000 Direct Sales, Inc.                   Delaware              Gateway 2000, Inc.

Gateway 2000 Foundation, Inc.                   South Dakota            Gateway 2000, Inc.

Gateway 2000 Major Accounts, Inc.                 Delaware              Gateway 2000, Inc.

Gateway 2000 Marketing Services,Inc.              Delaware              Gateway 2000, Inc.

Gateway 2000 Technical Support,Inc.               Delaware              Gateway 2000, Inc.

Over the Moon Productions, Inc.                     Texas               Gateway 2000, Inc.

Gateway 2000 (M) Sdn. Bhd                         Malaysia              Gateway 2000 International
                                                                        Limited

Gateway 2000 Asia Pte. Ltd                        Singapore             Gateway 2000 International
                                                                        Limited

Gateway 2000 Computers GmbH                        Germany              Gateway 2000 Ireland Limited

Gateway 2000 Computers Limited                 United Kingdom           Gateway 2000 Ireland Limited

Gateway 2000 Cyprus Limited                        Cyprus               Gateway 2000 Ireland Limited

Gateway 2000 Europe                                Ireland              Gateway 2000 Ireland Limited

Gateway 2000 France SARL                           France               Gateway 2000 Ireland Limited

Gateway 2000 International Limited                 Ireland              Gateway 2000, Inc.
(Netherlands Resident)

Gateway 2000 Ireland Limited                       Ireland              Gateway 2000 International
                                                                        Limited

Gateway 2000 Netherlands BV                    The Netherlands          Gateway 2000 Ireland Limited

Gateway 2000 Pty. Ltd. f/k/a  Osborne             Australia             Gateway 2000 International

Gateway 2000 Pty. Ltd                                                   Limited

Gateway 2000 Sweden AB                             Sweden               Gateway 2000 Ireland Limited

Gateway 2000 Wholesale Pty. Ltd.                  Australia             Gateway 2000 Pty. Ltd. f/k/a
                                                                        Osborne Gateway 2000 Pty. Ltd.

Gateway 2000 Japan, Inc.                            Japan               Gateway 2000, Inc.

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